As filed with the U.S. Securities and Exchange Commission on November 3, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

LIONHEART III CORP

(Exact name of registrant as specified in its charter)

Delaware	6770	36-4981022
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4218 NE 2nd Avenue
Miami, Florida 33137
Telephone: (305) 573-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ophir Sternberg
Chairman, President and Chief Executive Officer
Lionheart III Corp
4218 NE 2nd Avenue
Miami, Florida 33137
Telephone: (305) 573-3900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Steven D. Pidgeon, Esq. Stephen P. Alicanti, Esq. DLA Piper LLP (US) 2525 East Camelback Road Esplanade II Suite 1000 Phoenix, Arizona 85016-4232 Tel: (480) 606-5124 Fax: (480) 606-5524	Edward F. Petrosky, Esq. Michael P. Heinz, Esq. David Ni, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 839-5900 Fax: (212) 839-5599

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-254479

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	1,000,000 Units	$10.00	$10,000,000	$927.00
Shares of Class A common stock included as part of the units(3)	1,000,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50(3)	500,000 Redeemable Warrants	—	—	—(4)
Total			$10,000,000	$927.00 (5)
____________
(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-254479).

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $115,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-254479), which was declared effective by the Securities and Exchange Commission on November 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $10,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 1,000,000 additional units of Lionheart III Corp, a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254479) (the “Prior Registration Statement”), initially filed by the Registrant on March 19, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 3, 2021. The disclosure in the Prior Registration Statement regarding the underwriters’ over-allotment option (the “Over-Allotment”) will be revised in the Registrant’s final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act to reflect an Over-Allotment of 1,000,000 additional units (rather than 1,500,000 additional units, as disclosed in the Prior Registration Statement). The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 4, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 4, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-254479) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US), counsel to the Registrant

23.1	Consent of Marcum LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 3rd day of November, 2021.

LIONHEART III CORP

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on November 3, 2021.

Signature	Title	Date

/s/ Ophir Sternberg Ophir Sternberg	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 3, 2021

/s/ Paul Rapisarda Paul Rapisarda	Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2021

/s/ James Anderson James Anderson	Director	November 3, 2021

/s/ Thomas Byrne Thomas Byrne	Director	November 3, 2021

/s/ Thomas Hawkins Thomas Hawkins	Director	November 3, 2021

/s/ Roger Meltzer Roger Meltzer	Director	November 3, 2021